EXHIBIT 99.1

China Yingxia International Announces Q4 and FY 2007 Estimates

-- Estimated Q4 2007 sales increased 78.8% compared to Q4 2006
-- Estimated Q4 2007 sales increased 57.4% compared to Q3 2007
-- Estimated sales for FY 2007 increased 89.4% compared to FY 2006

NEW YORK, March 5 /Xinhua-PRNewswire-FirstCall/ -- China Yingxia International, Inc. (OTC Bulletin Board: CYXI - News), a leading provider in the nutraceutical industry engaged in the development, manufacture and distribution of organic nutritional food products, supplements, and personal care products in China, today announced that it expects to report fourth quarter sales of $5.53 million. This compares to $3.09 million in the same period of 2006, an increase of 78.8%, and $3.51 million in the third quarter of 2007, an increase of 57.4%.

''We are very pleased with the strength in our sales,'' stated Ms. Yingxia Jiao, the Chairwoman of the company. ''We have expanded our product line, including our new functional organic rice for diabetics, soybean based products, and other health related and personal care products. Our expanded product lines are being very well received by our expanding retail network.''

''Our auditors have not yet completed the final accounting for 2007,'' Ms. Jiao continued, ''but we believe gross margins improved year on year, while selling and general expenses as a percentage of total revenue decreased. The combination of strong sales, good gross margins, and controlled selling and general expenses should enable us to report a substantial improvement in earnings for the fourth quarter, compared to both the third quarter of this year and the comparable quarter from the previous year. We should also be able to report strong earnings for all of 2007.''

''We are committed to improving our communication with investors in 2008,'' Ms Jiao stated. ''We are working very diligently to understand the interests of investors and are committed to being as good at communicating with you as we are at selling healthy products to our customers.''

''We will report earnings before the end of the month, and are looking forward to sharing the full details with you at that time,'' Ms. Jiao continued. ''We are also very excited about the opportunities for expansion in 2008.''

About China Yingxia International, Inc.

China Yingxia International, Inc., through its 100%-owned subsidiary, Harbin Yingxia Industrial Group Co., Ltd. ("Yingxia"), is primarily engaged in the development, production and sales of health food products in China. Yingxia is located in the Province of Heilongjiang in mainland China. Yingxia's products include soybean-based foods and drinks, longgu golden millet enriched products, cactus-based herbal supplements, personal care products, Nestle products, and organic rice products.

Safe Harbor Statement

The statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, our statements regarding the potential growth of the markets are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including but not limited to, general economic conditions and regulatory developments, not within our control. The factors discussed herein and expressed from time to time in our filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed or implied by such statements. The forward-looking statements are made only as of the date of this filing, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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